UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer / Principal Accounting Officer

On March 7, 2009, our board of directors appointed Shashi Karan, age 54, as our principal financial officer and principal accounting officer. Mr. Karan has served as our controller since April 1, 2008. Prior to joining us, from 2006 to 2007, Mr. Karan acted as a consultant, providing financial and accounting advice to various clients, with a focus on publicly-traded companies. From 2001 to 2005, Mr. Karan was vice president of finance of MusicNet Inc., a private online media company. From 1992 to 2000, Mr. Karan was senior director and corporate controller of Pathogenics Corporation, a publicly-traded biotechnology company. Mr. Karan has been certified as a CPA in the State of Washington and received a B.A. (with honors) in economics from Leeds University, United Kingdom, and an M.S. in accounting from Long Island University and an M.S. in tax from Golden Gate University.

Pursuant to the offer letter, dated as of March 24, 2008, by and between us and Mr. Karan, he is entitled to a base annual salary of $150,000 and is eligible to receive an annual bonus of up to 20% of this annual base salary, or $30,000, assuming performance at “target.”  For the year ended December 31, 2008, Mr. Karan received a performance bonus of $22,500, which was pro rated to account for the fact that he was employed by us for only part of the year.

In accordance with his offer letter and pursuant to the terms of our Share Option Plan and the form of stock option agreement promulgated thereunder, our board of directors granted Mr. Karan an option to purchase 10,000 shares of our common stock at an exercise price of $3.43 per share. One fourth of the shares underlying Mr. Karan’s option will vest on each anniversary of the date of grant, such that the shares underlying the option will be fully vested on the fourth anniversary of the date of grant.

In addition, Mr. Karan is entitled to four weeks of paid vacation per year and is entitled to participate in the benefit plans made available to our employees generally. A copy of Mr. Karan’s offer letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

2008 Executive Officer Incentive Bonuses

On March 6, 2009, consistent with the Company’s policy with respect to incentive bonuses described in the section captioned “Executive Compensation—Compensation Discussion and Analysis—Variable Cash Compensation—Incentive Bonuses” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2008 (the “2008 Proxy Statement”), the compensation committee of the board of directors approved performance bonuses for Dr. Robert Kirkman, our President and Chief Executive Officer, Gary Christianson, our Chief Operating Officer and Dr. Lynn Kirkpatrick, our former Chief Scientific Officer for the year ended December 31, 2008 of $56,250, $73,500 and $53,250, respectively. In addition, the compensation committee approved a special bonus for Dr. Kirkman and Mr. Christianson of $120,000 and $20,000, respectively, to reward such executives for their role in successfully negotiating the December 2008 transactions with Merck KGaA.

Change in Variable Cash Compensation Policy

The compensation committee also determined to replace the Variable Pay Plan, that we had historically implemented (and which was attached as Exhibit 10.36 of our registration statement on Form S-4/A filed with the SEC on September 12, 2007), with a new policy, which we refer to as the performance review policy, that we believe will enhance each individual employee’s incentive to contribute to management objectives.

Under the performance review policy, our executive officers and employees are eligible to receive bonuses based on achievement of individualized performance goals. Each goal is assigned a percentage based on the importance to us that the goal be achieved. Generally, achievement of a particular goal will result in the payment of the expected level of incentive compensation associated with such goal. Partial achievement can result in the payment of less or no incentive compensation. In all cases, the compensation committee, with respect to executive officers, and our chief executive officer, with respect to other employees, retains discretion to increase or decrease variable cash incentive compensation as it or he determines appropriate, regardless of whether the identified goals have been achieved.

Typically, the maximum incentive compensation to which an executive officer or employee is entitled is based on a percentage of such individual’s base salary. For example, if (i) an executive’s base salary is $100,000, (ii) he is eligible to receive a bonus up to 50% of his base salary, or $50,000, (iii) the compensation committee has established four performance goals, each weighted at 25% and (iv) the compensation committee determines that the executive has achieved two of the four performance goals, the executive would be eligible to receive, subject to the discretion of the compensation committee, a bonus of $25,000.

Performance goals may be both qualitative and quantitative and are designed to be specific, measurable and defined by significant achievements that go beyond an individual’s job responsibilities. Although performance goals are intended to be achievable with significant effort, we do not expect that every goal will be actually attained in any given year.

Performance goals for our executive officers are tied to corporate objectives. Sixty percent of senior, non-executive employees’ performance goals are tied to corporate objectives with the remainder tied to divisional objections, while 40% of other employees’ goals are tied to corporate objectives with the remainder tied to divisional objectives.  We have designed the performance review policy in this manner based on our belief that more senior personnel are in a greater position to influence the achievement of corporate objectives, and therefore, a greater number of their performance goals should be tied to corporate rather than divisional objectives.

Our compensation committee is responsible for setting performance goals, assessing whether such goals have been achieved and determining the amount of bonuses (if any) to be paid with respect to our executive officers, while the chief executive officer bears such responsibility for other employees. Performance goals for the upcoming year are typically established at or shortly after the end of the prior year. Assuming that a determination is made that a bonus has been earned, we will typically pay bonuses to employees shortly after the end of each year and to executive officers shortly after the first scheduled meeting of the compensation committee each year.

2009 Compensation Arrangements for Executive Officers

Finally, the compensation committee approved various changes to the compensation arrangements with our executive officers.

Mr. Christianson’s 2009 base salary was increased to $250,000, from $247,200 in 2008 and Mr. Karan’s 2009 base salary was increased to $165,000, from $150,000 in 2008.

The compensation committee approved options to purchase 100,000, 30,000 and 7,500 shares of our common stock to Dr. Kirkman, Mr. Christianson and Mr. Karan, respectively. Each of the options will have an exercise price equal to $1.11, the closing price of our common stock on The NASDAQ Global Market on March 11, 2009. One fourth of the shares underlying each option will vest on each anniversary of the date of grant, such that the shares underlying each option will be fully vested on the fourth anniversary of the date of grant.

Dr. Kirkman, Mr. Christianson and Mr. Karan are eligible to receive incentive bonuses under our performance review policy of up to 50%, 35% and 20%, respectively, of their base salary. The compensation committee determined that the 2009 performance goals for Dr. Kirkman, Mr. Christianson and Mr. Karan will be related to various corporate objectives, including objectives related to our financial condition, stock price, partnering initiatives, and development of our product candidates (although the weighting for such performance goals will differ between such executives).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Offer Letter dated March 24, 2008 between Oncothyreon Inc. and Shashi Karan.

SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
Chief Executive Officer and President

Date: March 11, 2009

EXHIBIT INDEX
Exhibit Number	Description
99.1	Offer Letter dated March 24, 2008 between Oncothyreon Inc. and Shashi Karan.